Exhibit 1.12

PREPARED BY AND WHEN RECORDED

RETURN TO:

Vincent M. Morrone, Esq.

Michael Best & Friedrich LLP

790 North Water Street, Suite 2500

Milwaukee, WI 53202

AMENDED AND RESTATED NEGATIVE PLEDGE AGREEMENT

THIS AMENDED AND RESTATED NEGATIVE PLEDGE AGREEMENT (this “Agreement”) is made effective as of June 30, 2026, by and among TWIN DISC, INCORPORATED, a Wisconsin corporation (the “Company” or the “Borrower”), each lender from time to time party to the Credit Agreement hereinafter defined (collectively, the “Lenders” and individually, a “Lender”), and BANK OF MONTREAL, a Canadian chartered bank acting through its Chicago branch, as administrative agent for the Lenders from time to time parties to the Credit Agreement (hereinafter defined) (the “Administrative Agent”).

RECITALS

The Company previously entered into that certain Negative Pledge Agreement dated as of April 22, 2016 and recorded with the Register of Deeds of Racine County, Wisconsin, as Document No. 2437708 (the “2016 Negative Pledge”), which was assigned and amended pursuant to that certain Assignment of and Amendment to Negative Pledge Agreement dated as of July 29, 2018 and recorded with the Register of Deeds of Racine County, Wisconsin, as Document No. 2502213, and which was further assigned and amended pursuant to that certain Assignment of and Amendment to Negative Pledge Agreement dated as of February 14, 2025 and recorded with the Register of Deeds of Racine County, Wisconsin, as Document No. 2698253 (collectively, the “Existing Negative Pledge”), pursuant to which the Administrative Agent is the successor thereunder.

Contemporaneously herewith, the Company, the Administrative Agent, the lenders from time to time party thereto and the loan parties from time to time party thereto have entered into that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which amends and restates in its entirety that certain Credit Agreement dated as of February 14, 2025, by and among the Company, Kobelt Manufacturing Co. Ltd., Twin Disc Canada Holdings Ltd. and the Administrative Agent, in its capacity as lender (the “Existing Credit Agreement”).

As a condition to the extension of credit and other financial accommodations under the Credit Agreement, the Administrative Agent has required that the Company enter into this Agreement for the benefit of the Secured Parties.

The parties desire to amend and restate the Existing Negative Pledge, such that the Existing Negative Pledge is replaced in its entirety by, and pursuant to the terms and conditions set forth in, this Agreement.

NOW, THEREFORE, in consideration of the extension of credit to the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees:

AGREEMENT

1.    Definitions. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement. In addition, the following terms used in this Agreement shall have the following meanings:

“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by the Company, including all easements, rights-of-way, and similar rights appurtenant thereto and all leases, tenancies, and occupancies thereof, as legally described on Exhibit A.

2.         Negative Pledge. The Company hereby covenants and agrees that, unless consented to by the Administrative Agent, from and after the date of this Agreement and until the termination of this Agreement in accordance with Section 8 below, the Company will (a) not sell, option, exchange or otherwise convey any legal, equitable or beneficial interest in the Real Estate or any part thereof, and (b) keep the Real Estate free and clear from any pledge, mortgage, security interest, hypothecation, lien, charge, encumbrance, conditional sale agreements, rights or claims of third parties, other burdens and any security interest therein, other than Permitted Liens and all liens and encumbrances currently existing on the Real Estate listed in the attached Exhibit B (the “Existing Liens and Encumbrances”).

3.         Certain Representations and Warranties. The Company represents and warrants to the Administrative Agent that the Company is the legal and beneficial owner of the Real Estate, free and clear of all liens and encumbrances, except only for Permitted Liens and Existing Liens and Encumbrances.

4.         Default; Expenses. The failure of the Company to comply with any term of this Agreement shall constitute an Event of Default under the Credit Agreement. In addition, the Company shall reimburse the Administrative Agent (and any agent or representative of the Administrative Agent) for any expenses incurred by the Administrative Agent (or such agent or representative of the Administrative Agent) in protecting or enforcing its rights under this Agreement, including, without limitation, reasonable attorneys’ fees.

5.          Recording of Negative Pledge. The Company hereby authorizes the Administrative Agent, without need of any further document or instrument, to record this Agreement as an encumbrance against the Real Estate.

6.          Agreement to Grant Mortgage. Intentionally omitted.

7.         Further Assurances. The Company agrees to execute and deliver, or cause to be executed and delivered, all such other papers and to take all such other actions within its power as the Administrative Agent may reasonably request from time to time in order to carry out the purposes of this Agreement.

8.         Term. When all of the Obligations have been irrevocably and fully paid and fully discharged and the Lenders shall have no further obligation or commitment to advance or extend credit to the Company under the Credit Agreement, this Agreement shall terminate. Notwithstanding the foregoing, this Agreement shall apply to all extensions, renewals, refinancings or modifications, if any, of the Loans. The Administrative Agent agrees to record, no later than thirty (30) days after the termination of this Agreement, a satisfaction of this Agreement (in form and substance acceptable to Company) with the Racine County Register of Deeds. If Administrative Agent fails to satisfy the requirement in the immediately preceding sentence, Administrative Agent shall be liable to the Company for such amounts available to a landowner under Wisconsin Statutes §708.15(5)(b).

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9.         Miscellaneous. This Agreement may only be amended by a writing executed by both the Company and the Administrative Agent. This Agreement shall inure to the benefit of the Administrative Agent and be binding upon the Company and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which when taken together shall be deemed to constitute one and the same agreement. The Recitals to this Agreement are true, correct and incorporated herein by reference.

[Signature Page Follows]

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        Dated as of June 30, 2026.

TWIN DISC, INCORPORATED

By:
Name: Jeffrey S. Knutson
Title: Vice President – Finance, Chief Financial Officer, Treasurer and Secretary

ACKNOWLEDGMENT

STATE OF WISCONSIN                    )

) SS

COUNTY OF MILWAUKEE             )

On this [__] day of June, 2026, before me, a Notary Public, personally appeared Jeffrey S. Knutson, to me personally known, who being by me duly sworn, did say that he is the Vice President – Finance, Chief Financial Officer, Treasurer and Secretary of Twin Disc, Incorporated, a Wisconsin corporation, and that this instrument was signed and sealed on behalf of such company, and said person acknowledged the execution of this instrument as the free act and deed of such company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Name: ______________________

Notary Public,          State of ____________

County of                                                             [NOTARIAL SEAL]
My Commission

This instrument was drafted by

and should be returned to:

Michael Best & Friedrich LLP

790 North Water Street, Suite 2500

Milwaukee, Wisconsin 53202

Attention: Vincent M. Morrone, Esq.

EXHIBIT A

Legal Description

PARCEL A:

Lots 1, 2, 5, 6, 9, 10, 16 and 17, of Harmon’s Subdivision of part of Block 76, Section 16, Township 3 North, Range 23 East, according to the recorded plat of said subdivision on file in the office of the Register of Deeds, along with that part of vacated Clark Street. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A1:

That part of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Beginning at a point in the South line of said Block 205 feet West of the West line of Racine Street; running thence West on the South line of said block to the East line of Clark Street; thence North on the East line of Clark Street 100 feet; thence East parallel with the South line of said block to a point due North of the place of beginning; thence South parallel with Clark Street 100 feet to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A2:

That part of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin at a point 328 feet South of the Northeast corner of said Block; run thence West 115 feet; thence South 62 feet; thence East 115 feet to the East line of said Block; thence North 62 feet to the place of beginning.

AND

All that part of Block 76 bounded as follows: Begin at a point 280 feet South of the Northeast corner of said Block; run thence West 115 feet; thence South 48 feet; thence East 115 feet to the East line of said Block; thence North 48 feet to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A3:

That part of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin at a point on the East line of said Block 390 feet South of the Northeast corner of said Block, run thence West 115 feet; thence South 40 feet; thence East 115 feet to the East line of the said Block; and thence North 40 feet to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A4:

That part of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin on the East line of Clark Street 155 feet South from the North line of said Block; run thence East 120 feet; thence South 5 feet; thence East 26.83 feet, more or less, to a point 114.79 feet West of the West line of Racine Street; thence South 140 feet more or less to lands now owned by the Twin Disc Clutch Company, a corporation; thence West along the North line of lands owned by said Twin Disc Clutch Company, a corporation, 146.83 feet, more or less, to the East line of Clark Street; and thence North along the East line of Clark Street 145 feet, more or less, to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Exhibit A-1

Parcel A5:

That part of the East 1/2 of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Commencing at the Southeast corner of the East 1/2 of said Block 76; run thence North 56 1/2 feet more or less to lands and premises now owned by Twin Disc Clutch Company, a corporation; run thence West 115 more or less to lands now owned by Twin Disc Clutch Company, a corporation; thence South 56 1/2 feet, more or less, to the South line of said Block 76; and thence East along the South line of said Block to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A6:

That part of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin on the West line of Racine Street, 240 feet South of the North line of said Block; run thence West 115 feet; thence South 40 feet; thence East 115 feet to the West line of Racine Street; thence North to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A7:

That part of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin at a point on the West line of Racine Street, 120 feet South of the Northeast corner of said Block 76; run thence West 125 feet, more or less to lands formerly owned by Tostevin and LeRoy (which distance is in fact 141.29 feet); thence North 40 feet; thence East to the West line of Racine Street; thence South 40 feet to the beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A8:

That part of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin on the West line of Racine Street, 160 feet South of the South line of Thirteenth Street; run thence West 114.79 feet; thence South 40 feet; thence East to Racine Street; thence North to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A9:

That part of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin on the South line of said Block at a point which is 115 feet West of the West line of Racine Street; run thence West along the South line of said Block 90 feet; thence North 100 feet; thence East 90 feet; and thence South 100 feet to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Exhibit A-2

Parcel A10:

That part of the East 1/2 of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin at a point in the East line of Clark Street 100 feet North of the South line of said Block; run thence North 80 feet; thence East parallel with the South line of said Block 146.83 feet to a point which is 115 feet West of the West line of Racine Street; thence South 80 feet; and thence West parallel with the South line of said Block 146.83 feet to the East line of Clark Street to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A11:

That part of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin in the North line of said block at at point 130 feet West of the Northeast corner of said Block; run thence South 80 feet; thence West 11.9 feet more or less to a point 120 feet East on the East line of Clark Street; thence South 75 feet; thence West 120 feet to the East line of Clark Street; thence North along the East line of Clark Street 155 feet to the North line of said Block 76; thence East along the North line of said Block to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A12:

That part of the East ½ of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin on the South line of Thirteenth Street in said City of Racine at a point 90 feet West from the Northeast corner of said Block; run thence West on the North line of said Block, 40 feet, to the Northeast corner of land conveyed by Boyd R. Adams and wife and Clarence E. Adams and wife to Twin Disc Clutch Company by deed dated March 1, 1929 and recorded in the Office of the Register of Deeds for Racine County, Wisconsin, on March 18, 1929, in Volume 254 of Deeds on page 30, said point being 131.9 feet East of the East line of Clark Street; run thence South, along the East line of land conveyed by said deed, 80 feet; run thence East 40 feet; run thence North 80 feet to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A13:

That part of the East ½ of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Being at a point 44 feet South of the Northeast of said Block; run thence West 90 feet; thence South 36 feet; thence East 90 feet to the East line of said Block; thence North 36 feet, to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A14:

That part of the East ½ of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin at the Northeast corner of said Block; run thence West on the North line of said Block 90 feet; run thence South 44 feet; run thence East 90 feet to the East line of said Block; run thence North 44 feet to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Parcel A15:

That part of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin on the West line of Racine Street at a point 120 feet South from the South line of Thirteenth Street; run thence West 141.29 feet more or less, to land formerly owned by Tostevin and Leroy; thence South 40 feet; thence East to the West line of Racine Street; thence North 40 feet to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Exhibit A-3

Parcel A16:

That part of Block 76, School Section, in Section 16, Town 3 North, Range 23 East, as returned by Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin on the East line of said Block, being the West line of Racine Street, at a point 200 feet South of the North line of said Block, run thence West 115 feet; thence South 40 feet; thence East 115 feet to the West line of Racine Street; thence North to the place of beginning. Said land being in the City of Racine, County of Racine, and State of Wisconsin.

Tax Parcel Number:         276-00-00-08870-001

Property Address:            1328 Racine Street

PARCEL B:

That part of the Northwest Quarter of Section 19, Township 3, North, Range 23 East, bounded as follows: Begin at a point on the West line of the Northwest Quarter of said Section 19 located North 0°06’30” East 30.00 feet from the West Quarter corner of said Section, said point being the intersection of the West line of said Quarter Section with the North line of Twenty-first Street; run thence East 660.00 feet on the North line of Twenty-first Street; thence North 0°06’30” East 1143.15 feet to the Southerly line of the Chicago, Milwaukee and St. Paul Railroad right of way; thence South 83°34’20” West 664.32 feet on the Southerly line of said right of way to the West line of said Quarter Section; thence South 0°06’30” West 1068.78 feet to the point of beginning. Said land being in the City of Racine, County of Racine, State of Wisconsin.

AND

That part of the Northwest Quarter of Section 19, Township 3 North, Range 23 East, bounded as follows: Commence at a point on the North line of Twenty-first Street located 660.00 feet East of the West line of the Northwest Quarter of said Section 19; run thence North 0°06’30” East 778.00 feet on a line parallel with the West line of said Quarter Section to the point of beginning of this description; continue thence North 0°06’30” East 365.15 feet to the Southerly line of the right of way of the Chicago, Milwaukee and St. Paul Railroad right of way; thence North 83°34’20” East 307.72 feet to the West line of Oregon Street as vacated in a vacation plat recorded in Volume S of Plats on page B in the Racine County Register of Deeds Office; thence South 0°02’ East 399.60 feet on the West line of said Street as vacated to the North line of Twentieth Street as vacated in the aforementioned vacation Plat; thence West 306.72 feet on the North line of Twentieth Street as vacated to the point of beginning. Said land being in the City of Racine, County of Racine, State of Wisconsin.

AND

That part of the Northwest Quarter of Section 19, Township 3 North, Range 23 East, bounded as follows: Begin at a point on the North line of Twenty-first Street located 660.00 feet East of the West line of the Northwest Quarter of said Section 19; run thence North 0°06’30” East 778.00 feet parallel with the West line of said Quarter Section to the North line of Twentieth Street as vacated in a vacation plat recorded in Volume S of Plats on Page B in the Racine County Register of Deeds Office; thence East 106.72 feet to a point 200.00 feet West of the West line of Oregon Street as vacated in the aforementioned vacated plat; thence South 0°02’ East 778.00 feet parallel with the West line of Oregon Street as vacated to the North line of Twenty-first Street; thence West 108.64 feet to the point beginning. Said land being in the City of Racine, County of Racine, State of Wisconsin. Also, that part of the Chicago, Milwaukee, St. Paul & Pacific Railroad right-of-way adjacent to parcels of land recorded in Document No. 633290. Said right of way being bounded on the West by the East line of Ohio Street and bounded on the East by the West line of Oregon Street extended Northerly to the North line of said right-of-way. Said right of way being 932.4 feet, more or less, in length and 119 feet in width. Said land being in the City of Racine, County of Racine, State of Wisconsin.

Exhibit A-4

EXCEPTING THEREFROM lands conveyed for road purposes recorded June 21, 1962, as Document No. 737741, March 28, 1977, as Document No. 996501 and December 4, 2008, as Document No. 2195156.

Tax Parcel Number:         276-00-00-23869-001

Property Address:            4600 Twentyfirst Street

PARCEL C:

Part of Block 75, Section 16, Township 3 North, Range 23 East, as returned by the Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin at the Northwest corner of said Block 75; run thence Easterly in the north line of Block 364 feet, more or less to the Westerly line of the right of way of the Chicago, Milwaukee, St. Paul and Pacific Railroad, thence Southwesterly in the Westerly line of said Railroad right of way to the South line of said Block 75; thence Westerly in the South line of said Block 286.25 feet, more or less, to the Southwest corner of said Block 75; thence Northerly in the West line of said Block 75 a distance of 483.6 feet, more or less, to the place of beginning.

EXCEPTING THEREFROM lands conveyed in Warranty Deed recorded August 6, 1996, as Document No. 1548655 and Warranty Deed recorded September 27, 1996, as Document No. 1554360.

Tax Parcel Number:         276-00-00-08846-001

Property Address:            1333 Racine Street

PARCEL D:

That part of Block 69, Section 16, Township 3 North, Range 23 East, as returned by the Appraisers of School and University Lands to the office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin in the South line of said Block at a point 4.91 chains (324.06 feet) East of the Southwest corner of that part of said Block which lies East of Washington Avenue; run thence North 120 feet; thence West 80 feet; thence South 120 feet to the South line of said Block; thence East 80 feet to the place of beginning; excepting the East 40 feet thereof. Said land being in the City of Racine, County of Racine, State of Wisconsin.

Parcel D1:

That part of the East ¼ of Block 69, Section 16, Township 3 North, Range 23 East, as returned by the Appraisers of School and University lands to the office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin on the South line of said Block, 324.06 feet East of the Southwest corner of that part of said Block East of Washington Avenue; thence North 120 feet; thence West 40 feet; thence South 120 feet; thence East to the place of beginning. Said land being in the City of Racine, County of Racine, State of Wisconsin.

Exhibit A-5

Parcel D2:

That part of Block 69, Section 16, Township 3 North, Range 23 East, as returned by the Appraisers of School and University Lands to the Office of the Secretary of State of the State of Wisconsin, bounded as follows: Begin Four and 91/100 (4.91) chains East of the Southwest corner of that part of said Block which lies East of the United States Road (now Washington Avenue); run thence North 120 feet; run thence East 144.5 feet, more or less, to the East line of said Block; run thence South 120 feet to the South line of said Block; run thence West 144.5 feet, more or less, to the place of beginning. Said land being in the City of Racine, County of Racine, State of Wisconsin.

Tax Parcel Number:         276-00-00-8676-000

Property Address:            1212 13th Street

PARCEL E:

Lots 6, 7, 8, 13, 14, 15, 16, 21, 22, 23, 24, 29, 30, Blake and Fish’s Subdivision of part of Blocks 77, 83 and 84, School Section, Racine, according to the recorded plat thereof, along with vacated Higgins Court, as shown on Vacation Plat recorded as Document No. 935372. Said land being in the City of Racine, County of Racine and State of Wisconsin.

Parcel E1:

All that certain piece or parcel of land situated in the City of Racine, in said County of Racine and State of Wisconsin, bounded on the North by Fourteenth Street and on the East by Clark Street, and being part of Block 77, School Section, Section 16 and more particularly described as follows: Begin at the point of intersection of the West line of Clark Street with the North line of the alley running West from Clark Street to Blake Street which is shown on the Plat of Blake and Fish’s Subdivision, recorded in Plat Book “D”, page 29, in Register of Deeds Office for said Racine County, and which point is shown on said Plat and in prior deeds in the chain-of-title, as being 300 feet North of the North line of Fifteenth Street, and 290 feet West of the West line of Racine Street, and from said point of beginning, run thence West along the North line of said alley, a distance of 71 feet, more or less, to an iron stake; thence, run North and parallel to said Clark Street, a distance of 85 feet, more or less, to an iron stake; thence, run East right-angle, a distance of 36 feet, more or less, to an iron stake; thence, run Northward, a distance of 98-7/10 feet, more or less, to the South line of Fourteenth Street at a point which is 30 ½ feet West of the West line of Clark Street; thence, run East along the South line of said Fourteenth Street, 30 ½ feet to the said West line of Clark Street; thence, run South along said West line of Clark Street, a distance of 183 - 6/10 feet to the place of beginning.

AND

All that certain piece or parcel of land, situated in the City of Racine, in said County of Racine and State of Wisconsin, bounded on the North by Fourteenth Street, and being part of Block No. 77, School Section, in Section 16, and more particularly described as follows: Begin at a point in the South line of Fourteenth Street, which is 65 feet East of the Chicago & Northwestern Railway Company’s right-of-way, and which point of beginning is also 345 feet East of the Northwest corner of said Block No. 77, and from said point of beginning, run thence Southwesterly and parallel with said Chicago, Northwestern Railway Company’s right-of-way, a distance of 213 feet to the Northwesterly boundary line of Blake & Fish’s Subdivision, recorded in Plat Book “D” page 29, in Register of Deeds office for said Racine County, and which said point is marked by an iron stake; thence, run Northeasterly along the said Northwesterly boundary line of Blake & Fish’s Subdivision, to the North line of the alley on said Plat connecting Blake Street with Clark Street, and which said point is 300 feet North of the North line of Fifteenth Street; thence, run East along said North line of said alley to an iron stake, which is 71 feet, more or less, West from the West lien of Clark Street; thence, run North and parallel to said Clark Street, a distance of 85 feet, more or less, to an iron stake; thence, run East at right angles, a distance of 36 feet, more or less, to an iron stake; thence, run Northward, a distance of 98-7/10 feet, more or less, to the said South line of Fourteenth Street at a point which is 30-1/2 fee West of the West line of Clark Street; and thence, run West along the said South line of Fourteenth Street, 62-3/10 feet, more or less, to the place of beginning.

Exhibit A-6

AND

That part of Block 77 in Section 16 as returned by the Appraisers of School and University lands to the office of the Secretary of State of the State of Wisconsin, bounded as follows: Commencing on the North line of said Block, 280 feet East of the Northwest corner of said Block, said point of beginning being on the East line of the right of way of the Chicago and Northwestern Railway, running thence East 65 feet, thence Southerly parallel with the East line of the right-of-way of said railway company to the Northerly line of Blake and Fish’s Subdivision of a part of said Block 77, thence Southwesterly on the Northerly line of said Blake and Fish’s Subdivision to the Easterly line of the right-of-way of said Chicago and Northwestern Railway, and thence Northerly on the Easterly line of said right of way to the place of beginning.

Tax Parcel Number:         276-00-00-8914-000

Property Address:            1311 14th Street

Exhibit A-7

EXHIBIT B

Existing Liens and Encumbrances

The Permitted Liens are set forth in a separate Amended and Restated Agreement as to Liens and Encumbrances dated as of even date herewith, and executed by the Borrower and acknowledged and agreed to by the Administrative Agent.

Exhibit B-1